                                                                    EXHIBIT 99.2

            PRICELINE.COM REPORTS 1st QUARTER 2003 FINANCIAL RESULTS

                       Hotel service sets all-time records
                         - 1.2 MILLION ROOM NIGHTS SOLD
              - REVENUE UP 37% YEAR OVER YEAR AND 30% SEQUENTIALLY
                - 268,763 SEQUENTIAL INCREASE IN ROOM NIGHTS SOLD

       Priceline.com to seek stockholder approval for reverse stock split

     NORWALK, Conn., May 1, 2003 ... Priceline.com (Nasdaq: PCLN) today reported a 1st quarter 2003 GAAP net loss of $8.0 million, or $0.04 per share, on revenues of $200.5 million. The $0.04 per share loss includes non-cash charges of approximately $6.9 million related to the issuance of warrants to purchase priceline.com common stock to Marriott Corporation and a preferred stock dividend. Excluding these non-cash charges, priceline.com would have recorded a net loss of $1.1 million, or $0.00 per share for the quarter. The First Call consensus earnings estimate on this basis was for a loss of $0.01 per share. The Company stated that 1st quarter results were primarily driven by record hotel sales, improved gross margins, expense management and improved results in its packages, retail and rental car businesses.

By comparison, in the 1st quarter 2002, priceline.com had revenues of $261.9 million and GAAP net income of $3.9 million, or $0.02 per share.

Beginning with the 1st quarter's results, priceline.com has enhanced its reporting of revenue and related cost of revenue to provide merchant, agency and other categories. Historical results have been presented to conform to the current period's reporting format. Priceline.com also is enhancing its disclosure of operating and statistical metrics to include gross bookings, which refers to the total dollar value of all travel products purchased by consumers, inclusive of taxes and fees. Finally, this is the first quarter in which priceline.com is not separately reporting its results on a "pro forma" basis, although the Company has provided the information above as to results before certain non-cash charges for transitional purposes to facilitate comparison to existing First Call estimates.

During the 1st quarter 2003, priceline.com's gross profit was $33 million, compared to $42 million in the 1st quarter 2002. Gross margin for the 1st quarter was 16.5 percent, compared to 16 percent a year ago. In the 1st quarter 2003, priceline reported gross bookings of $248 million, compared to $307 million a year ago. Priceline.com ended the quarter with nearly $140 million in cash and short-term investments. The Company has no debt.

"We are pleased to report a record quarter for priceline.com's hotel service," said priceline.com President and Chief Executive Officer Jeffery H. Boyd. "Supported by a major advertising campaign, our hotel service sold 1.2 million room nights during the quarter, with hotel revenues increasing approximately 37 percent year over year and 30 percent sequentially. We believe that this increased growth is due to the fact that more leisure travelers are trying us and they see that priceline.com's hotel service delivers top-of-the-line hotel quality at savings that are up to 40 percent greater than those found on Expedia, Hotels.com and Travelocity."

Mr. Boyd continued, "Our retail travel business, including the Lowestfare.com brand which we acquired last year, contributed $21 million in gross bookings this quarter, which is up $17 million over last year's 1st quarter and represents a 103 percent sequential increase. Improved margins in our opaque travel products and growth in contribution from retail sales resulted in a gross margin of 16.5 percent for the 1st quarter 2003, compared to 15.5 percent in the 4th quarter 2002 and 16 percent in the 1st quarter 2002. In total, despite the negative impact of the Iraq war on the nation's airlines and the broader travel industry, we are pleased that priceline.com still was able to deliver 1st quarter results that were comfortably within our pre-war guidance."

Priceline.com demonstrated strong consumer metrics for the 1st quarter 2003. The service added nearly 750,000 new customers, bringing its total customer base to
16.9 million. Repeat business for the quarter was 66.5 percent. (Repeat business is defined as the number of unique purchase offers coming from repeat customers divided by the number of total unique purchase offers).

During the 1st quarter, priceline.com entered into a partnership with Travelweb LLC, the online travel service owned by Marriott International, Hilton Hotels Corporation, Hyatt Corporation, Starwood Hotels, Intercontinental Hotels Group and Pegasus Solutions, Inc. Under the agreement, Travelweb became the exclusive supplier of retail hotel rooms for Lowestfare.com. Priceline.com invested $8.5 million for an approximately 15 percent equity stake in Travelweb LLC and Mr. Boyd joined the Travelweb Board of Directors. In addition, the Company's supplier relationships were further strengthened and broadened during the quarter. Priceline.com signed a three-year extension of a marketing partnership with Marriott, under which priceline.com remains Marriott's preferred partner in the opaque travel market.

Priceline.com also announced today that its Board of Directors had authorized the Company to seek stockholder approval for a reverse stock split of all outstanding shares of priceline.com's common stock at an exchange ratio ranging from one-for-six to one-for-nine shares. Priceline.com currently has approximately 230 million diluted shares outstanding with a market value in excess of $500 million.

If approved by the stockholders and effected by the Board of Directors, the reverse split would have the effect of reducing the number of shares of priceline.com's outstanding common stock to between 37.5 million and 25 million respectively. "We believe this reverse split will expand investor interest in priceline.com, reduce transaction costs for trading our common stock, make our results more comparable to peer companies that have far fewer outstanding shares than we currently have, and allow priceline.com's earnings per share, on a post-split basis, to more precisely reflect the Company's operating results," said Mr. Boyd.

Added Mr. Boyd, "With a well-recognized brand, no debt, a strong cash position and an attractive array of products, we believe that priceline.com is positioned to be a long-term winner in online travel. The share re-purchase program authorized by our Board of Directors remains in effect for priceline.com, Hutchison-Whampoa Ltd. and Cheung Kong (Holdings) Ltd., and all three companies are positioned to continue to repurchase priceline.com shares from time to time."

Looking forward, Mr. Boyd said, "We expect a profitable 2nd quarter driven primarily by strong hotel revenues (up 35 percent year-over-year in April), as well as results from packages, rental car and retail products. Revenues for April were approximately $68 million and we expect sequential seasonal improvements in May and June. We are targeting GAAP EPS of between $0.02 and $0.03 per share (pre-split) for the 2nd quarter. We continue to target a 25 percent-plus annual increase in hotel revenue for the remaining quarters of 2003, improved year-over-year bottom-line results and a return to top-line growth in gross bookings by year-end." The Company said that unrest in the Middle East, threats of terrorism and the outbreak of SARS continue to make forecasting a challenge and that adverse developments could affect actual results.

ABOUT PRICELINE.COM

Priceline.com offers products for sale in two categories: a travel service that offers leisure airline tickets, hotel rooms, rental cars, vacation packages and cruises; and a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee. Priceline.com also owns the Internet domain names and trademarks of Lowestfare.com, another Web-based travel site, and is part-owner in Internet travel service Travelweb LLC. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

                                       ###

For press information: Brian Ek at priceline.com 203-299-8167
(brian.ek@priceline.com)

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks or war in Iraq; adverse changes in the Company's relationships with airlines and other product and service providers including, without limitation, the withdrawal of suppliers from the priceline.com system; the bankruptcy or insolvency of another major domestic airline; the effects of increased competition; systems-related failures and/or security breaches; the Company's ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                           PRICELINE.COM INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                            (IN THOUSANDS, UNAUDITED)

                                                                                MARCH 31,      DECEMBER 31,
                                                                                  2003            2002
                                                                              -------------   -------------
ASSETS

Current assets:
    Cash and cash equivalents                                                 $      52,560   $      67,182
    Restricted cash                                                                  17,025          18,248
    Short-term investments                                                           70,194          64,154
    Accounts receivable, net of allowance for doubtful accounts of $1,262 at
      March 31, 2003 and December 31, 2002                                           16,106          13,636
    Prepaid expenses and other current assets                                         6,243           6,348
                                                                              -------------   -------------

      Total current assets                                                          162,128         169,568

Property and equipment, net                                                          17,690          21,413
Goodwill                                                                             10,517          10,517
Other assets                                                                         17,923           9,664
                                                                              -------------   -------------

    Total assets                                                              $     208,258   $     211,162
                                                                              =============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                          $      36,020   $      35,375
    Accrued expenses                                                                 24,983          27,889
    Other current liabilities                                                         2,833           2,063
                                                                              -------------   -------------
      Total current liabilities                                                      63,836          65,327
    Long-term accrued expenses                                                          422             715
                                                                              -------------   -------------
      Total liabilities                                                              64,258          66,042
                                                                              -------------   -------------

SERIES B MANDATORILY REDEEMABLE PREFERRED STOCK                                      13,470          13,470

Stockholders' equity
    Common stock                                                                      1,886           1,884
    Treasury stock                                                                 (338,410)       (338,410)
    Additional paid-in capital                                                    2,040,850       2,033,944
    Accumulated deficit                                                          (1,573,876)     (1,565,869)
    Accumulated other comprehensive income:
      Cumulative currency translation adjustment                                         80             101
                                                                              -------------   -------------
      Total stockholders' equity                                                    130,530         131,650
                                                                              -------------   -------------

    Total liabilities and stockholders' equity                                $     208,258   $     211,162
                                                                              =============   =============

                           PRICELINE.COM INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                                   THREE MONTHS ENDED
                                                                                MARCH 31,       MARCH 31,
                                                                                  2003            2002
                                                                              -------------   -------------
Merchant revenues                                                             $     198,608   $     259,667
Agency revenues                                                                       1,005             218
Other revenues                                                                          874           2,000
                                                                              -------------   -------------
   Total revenues                                                                   200,487         261,885

Cost of merchant revenues                                                           167,500         219,511
Cost of agency revenues                                                                   -               -
Cost of other revenues                                                                    -             381
                                                                              -------------   -------------
   Total costs of revenues                                                          167,500         219,892
                                                                              -------------   -------------

Gross profit                                                                         32,987          41,993
                                                                              -------------   -------------
Operating expenses:
   Advertising                                                                       11,098          10,227
   Sales and marketing                                                                8,064          10,564
   General and administrative, including option payroll taxes                         6,568           6,487
   Stock based compensation                                                               -             250
   Systems and business development                                                   4,930           6,328
   Depreciation and amortization                                                      3,912           4,458
   Restructuring charge (reversal)                                                        -            (824)
   Warrant costs                                                                      6,638               -
                                                                              -------------   -------------

   Total operating expenses                                                          41,210          37,490
                                                                              -------------   -------------

Operating (loss) income                                                              (8,223)          4,503

Other income:
   Interest income                                                                      492             782
   Equity in net income of pricelinemortgage                                              -             492
   Other                                                                                  -             (36)
                                                                              -------------   -------------
   Total other income                                                                   492           1,238
                                                                              -------------   -------------

Net (loss) income                                                                    (7,731)          5,741
Preferred stock dividend                                                               (297)         (1,854)
                                                                              -------------   -------------

Net (loss) income applicable to common stockholders                           $      (8,028)  $       3,887
                                                                              =============   =============

Net (loss) income applicable to common stockholders per basic common share    $       (0.04)  $        0.02
                                                                              =============   =============

Weighted average number of basic common shares outstanding                          224,860         227,503
                                                                              =============   =============

Net income applicable to common stockholders per diluted common share         $       (0.04)  $        0.02
                                                                              =============   =============

Weighted average number of diluted common shares outstanding                        224,860         239,970
                                                                              =============   =============

                           PRICELINE.COM INCORPORATED
                                 ADJUSTMENTS TO
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                 THREE MONTHS ENDED MARCH 31, 2003
                                                         --------------------------------------------------

                                                           REPORTED        ADJUSTMENTS          ADJUSTED
                                                         -------------    -------------       -------------
Merchant revenues                                        $     198,608                        $     198,608
Agency revenues                                                  1,005                                1,005
Other revenues                                                     874                                  874
                                                         -------------    -------------       -------------
     Total revenues                                            200,487                              200,487

Cost of merchant revenues                                      167,500                              167,500
Cost of agency revenues                                              -                                    -
Cost of other revenues                                               -                                    -
                                                         -------------    -------------       -------------
     Total costs of revenues                                   167,500                              167,500
                                                         -------------    -------------       -------------

Gross profit                                                    32,987                               32,987
                                                         -------------    -------------       -------------

Operating expenses:
     Advertising                                                11,098                               11,098
     Sales and marketing                                         8,064                                8,064
     General and administrative                                  6,568                                6,568
     Systems and business development                            4,930                                4,930
     Depreciation and amortization                               3,912                                3,912
     Warrant costs                                               6,638           (6,638)(a)               -
                                                         -------------    -------------       -------------

     Total operating expenses                                   41,210           (6,638)             34,572
                                                         -------------    -------------       -------------

Operating loss                                                  (8,223)           6,638              (1,585)

Other income:
     Interest income                                               492                                  492
                                                         -------------    -------------       -------------
     Total other income                                            492                -                 492
                                                         -------------    -------------       -------------

 Net loss                                                       (7,731)           6,638              (1,093)
 Preferred stock dividend                                         (297)             297(b)                -
                                                         -------------    -------------       -------------

Net loss applicable to common stockholders               $      (8,028)   $       6,935       $      (1,093)
                                                         =============    =============       =============

Net loss applicable to common stockholders per
 basic and diluted share                                 $       (0.04)   $        0.03       $       (0.00)
                                                         =============    =============       =============

Weighted average number of basic and diluted
 common shares outstanding                                     224,860                              224,860
                                                         =============                        =============

(a) Non-cash warrant charge associated with the issuance of warrants to purchase priceline.com common stock to Marriott Corporation.
(b)  Non-cash preferred stock dividend.

[LOGO]

PRICELINE.COM INCORPORATED - 2003 FIRST QUARTER FINANCIAL DATA SUPPLEMENT

                                                                           PAGE NUMBER
                                                                           -----------
     PRICELINE.COM FINANCIALS

           Consolidated Statements of Operations                                1

           priceline.com Europe Ltd. Statement of Operations                    2

           Consolidated Balance Sheets                                          3


     GROSS BOOKINGS                                                             4

     OFFER AND CUSTOMER ACTIVITY                                                5

     PRODUCT DETAIL

           Air                                                                  6

           Hotels                                                               7

           Rental Cars                                                          8


     THIS SUPPLEMENT IS UNAUDITED AND INTENDED AS A SUPPLEMENT TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE COMPANY'S AUDITED FINANCIAL STATEMENTS AND THE NOTES THERETO FILED WITH THE SEC ON FORM 10-K AND QUARTERLY FINANCIAL STATEMENTS FILED WITH THE SEC ON FORM 10-Q. CERTAIN DATA HAVE BEEN RECLASSIFIED IN ORDER TO CONFORM HISTORICAL INFORMATION IN A MANNER CONSISTENT WITH CURRENT PRESENTATION AND HAS NOT BEEN AUDITED IN THIS FORM. CERTAIN PRESENTATIONS WITHIN THIS SUPPLEMENT ARE NOT CONSISTENT WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

PRICELINE.COM INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(UNAUDITED)

                                                                                                                    1Q03 VS.
INCOME STATEMENT ANALYSIS                      1Q02          2Q02          3Q02          4Q02          1Q03          1Q02
-------------------------                   -----------   -----------   -----------   -----------   -----------   -----------
Merchant revenues                           $   259,667   $   302,670   $   237,961   $   195,814   $   198,608          -24%
Agency revenues                                     218           211           160           131         1,005          361%
Other revenues                                    2,000         1,575         1,843         1,356           874          -56%
                                            -----------   -----------   -----------   -----------   -----------
     Total revenues                             261,885       304,456       239,964       197,301       200,487          -23%

Cost of merchant revenues                       219,511       255,972       201,949       166,710       167,500          -24%
Cost of agency revenues                               -             -             -             -             -             -
Cost of other revenues                              381           336           274           107             -         -100%
                                            -----------   -----------   -----------   -----------   -----------
     Total costs of revenues                    219,892       256,308       202,223       166,817       167,500          -24%
                                            -----------   -----------   -----------   -----------   -----------

                Gross profit                $    41,993   $    48,148   $    37,741   $    30,484   $    32,987          -21%
                                            -----------   -----------   -----------   -----------   -----------

Operating expenses:
  Advertising                                    10,227        12,777        11,649        10,011        11,098            9%
  Sales and marketing                            10,564        11,813         9,145         6,555         8,064          -24%
  General and administrative, including
    option payroll taxes                          6,487         7,559         7,218         7,027         6,568            1%
  Stock based compensation                          250           250           250           250             -         -100%
  Systems and business development                6,328         6,275         5,529         5,550         4,930          -22%
  Depreciation and amortization                   4,458         4,490         4,850         4,466         3,912          -12%
  Special charge/(reversal)                           -          (200)            -             -             -             -
  Restructuring charge/(reversal)                  (824)            -           (92)        4,654             -         -100%
  Severance charge/(reversal)                         -           (55)            -             -             -             -
  Impairment charge                                   -             -        24,229             -             -             -
  Warrant costs                                       -             -             -             -         6,638             -
                                            -----------   -----------   -----------   -----------   -----------

  Total operating expenses                  $    37,490   $    42,909   $    62,778   $    38,513   $    41,210           10%

Operating income (loss)                     $     4,503   $     5,239   $   (25,037)  $    (8,029)  $    (8,223)        -283%

Other income (expenses):
Interest income                                     782           788           656           617           492          -37%
Equity in net income of pricelinemortgage           492           245           394             -             -         -100%
Other                                               (36)           37           164             1             -         -100%
                                            -----------   -----------   -----------   -----------   -----------

Total other income                          $     1,238   $     1,070   $     1,214   $       618   $       492          -60%

Net income (loss)                           $     5,741   $     6,309   $   (23,823)  $    (7,411)  $    (7,731)        -235%

     Preferred stock dividend                    (1,854)            -          (490)            -          (297)         -84%
                                            -----------   -----------   -----------   -----------   -----------

Net income (loss) applicable to common
  stockholders                              $     3,887   $     6,309   $   (24,313)  $    (7,411)  $    (8,028)        -307%
                                            ===========   ===========   ===========   ===========   ===========

Net income (loss) applicable to common
  stockholders per basic common share       $      0.02   $      0.03   $     (0.11)  $     (0.03)  $     (0.04)        -300%
                                            ===========   ===========   ===========   ===========   ===========

Net income (loss) applicable to common
  stockholders per diluted common share     $      0.02   $      0.03   $     (0.11)  $     (0.03)  $     (0.04)        -300%
                                            ===========   ===========   ===========   ===========   ===========

Weighted average common shares:
     Basic                                      227,503       229,679       227,273       224,709       224,860           -1%
     Diluted                                    239,970       239,502       227,273       224,709       224,860           -6%
Common shares outstanding, end of period        229,544       229,789       224,705       224,711       224,969           -2%

-------------------------------------------------------   -----------   -----------   -----------   -----------   ----------

GROSS MARGIN                                       16.0%         15.8%         15.7%         15.5%         16.5%

PRICELINE.COM EUROPE LTD.

STATEMENTS OF OPERATIONS
In thousands, except per share amounts
(UNAUDITED)

                                                                                                                    1Q03 VS.
INCOME STATEMENT ANALYSIS                      1Q02          2Q02          3Q02          4Q02          1Q03          1Q02
-------------------------                   -----------   -----------   -----------   -----------   -----------   -----------
Merchant revenues                           $     3,075   $     3,180   $     2,909   $     1,894   $     1,102          -64%
Agency revenues                                       1             -             -             -            39         3800%
Other revenues                                       14             -             -             -             -         -100%
                                            -----------   -----------   -----------   -----------   -----------
     Total revenues                               3,090         3,180         2,909         1,894         1,141          -63%

Cost of merchant revenues                         2,647         2,882         2,574         1,644           971          -63%
Cost of agency revenues                               -             -             -             -             -             -
Cost of other revenues                                -             -             -             -             -             -
                                            -----------   -----------   -----------   -----------   -----------
     Total costs of revenues                      2,647         2,882         2,574         1,644           971          -63%
                                            -----------   -----------   -----------   -----------   -----------

                Gross profit                $       443   $       298   $       335   $       250   $       170          -62%
                                            -----------   -----------   -----------   -----------   -----------

Operating expenses:
  Advertising                                        36           301           245           272            63           75%
  Sales and marketing                               317           298           324           300           117          -63%
  General and administrative                      1,140           957         1,393         1,129           640          -44%
  Systems and business development                  675           495           510           460           146          -78%
  Depreciation and amortization                     184           174           175           177            27          -85%
  Restructuring charge                                -             -             -         1,790             -             -
                                            -----------   -----------   -----------   -----------   -----------

  Total operating expenses                  $     2,352   $     2,225   $     2,647   $     4,128   $       993          -58%

Operating loss                              $    (1,909)  $    (1,927)  $    (2,312)  $    (3,878)  $      (823)         -57%

Other income:
Interest income                                       6             4             6             3             1          -83%
Other                                                 -             -             1             -             -            -
                                            -----------   -----------   -----------   -----------   -----------

Total other income                          $         6   $         4   $         7   $         3   $         1          -83%

Net loss                                    $    (1,903)  $    (1,923)  $    (2,305)  $    (3,875)  $      (822)         -57%
                                            ===========   ===========   ===========   ===========   ===========

Net loss per parent basic and diluted
 share                                      $     (0.01)  $     (0.01)  $     (0.01)  $     (0.02)  $     (0.00)        -100%
                                            ===========   ===========   ===========   ===========   ===========

Weighted average common shares:
     Basic                                      227,503       229,679       227,273       224,709       224,860           -1%
     Diluted                                    239,970       239,502       227,273       224,709       224,860           -6%

-----------------------------------------   -----------   -----------   -----------   -----------   -----------   -----------

GROSS MARGIN                                       14.3%          9.4%         11.5%         13.2%         14.9%

Note:  Does not include certain intercompany consolidation adjustments.

PRICELINE.COM INCORPORATED

CONSOLIDATED BALANCE SHEETS
in thousands
(UNAUDITED)

ASSETS                                                 3/31/02        6/30/02        9/30/02       12/31/02        3/31/03
                                                     -----------    -----------    -----------    -----------    -----------
CURRENT ASSETS:
     Cash and cash equivalents                       $    92,051    $    98,140    $    66,857    $    67,182    $    52,560
     Restricted cash                                      17,454         19,573         18,174         18,248         17,025
     Short-term investments                               68,327         62,458         67,478         64,154         70,194
     Accounts receivable, net of allowance for
      doubtful accounts                                   20,218         21,977         16,654         13,636         16,106
     Prepaid expenses and other current assets            10,544          8,640          9,068          6,348          6,243
                                                     -----------    -----------    -----------    -----------    -----------

          Total current assets                           208,594        210,788        178,231        169,568        162,128

PROPERTY AND EQUIPMENT, net                               31,291         28,205         25,279         21,413         17,690
GOODWILL                                                  22,535         22,535         10,517         10,517         10,517
OTHER ASSETS                                              19,731         20,606          9,791          9,664         17,923
                                                     -----------    -----------    -----------    -----------    -----------

     TOTAL ASSETS                                    $   282,151    $   282,134    $   223,818    $   211,162    $   208,258
                                                     ===========    ===========    ===========    ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                $    62,177    $    55,422    $    40,972    $    35,375    $    36,020
     Accrued expenses                                     31,750         32,318         25,861         27,889         24,983
     Other current liabilities                             5,050          4,954          3,495          2,063          2,833
                                                     -----------    -----------    -----------    -----------    -----------
          Total current liabilities                       98,977         92,694         70,328         65,327         63,836

     Long-term accrued expenses                            2,365          1,483          1,001            715            422
                                                     -----------    -----------    -----------    -----------    -----------
          Total liabilities                              101,342         94,177         71,329         66,042         64,258
                                                     -----------    -----------    -----------    -----------    -----------

SERIES B MANDATORILY REDEEMABLE  PREFERRED STOCK          13,470         13,470         13,470         13,470         13,470
                                                     -----------    -----------    -----------    -----------    -----------

STOCKHOLDERS' EQUITY:
     Common stock                                          1,880          1,882          1,884          1,884          1,886
     Treasury stock                                     (326,633)      (326,633)      (338,410)      (338,410)      (338,410)
     Additional paid-in capital                        2,032,547      2,033,313      2,033,938      2,033,944      2,040,850
     Accumulated deficit                              (1,540,455)    (1,534,145)    (1,558,458)    (1,565,869)    (1,573,876)
     Accumulated other comprehensive income:
          Cumulative currency translation
           adjustment                                          -             70             65            101             80
                                                     -----------    -----------    -----------    -----------    -----------
          Total stockholders' equity                     167,339        174,487        139,019        131,650        130,530
                                                     -----------    -----------    -----------    -----------    -----------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $   282,151    $   282,134    $   223,818    $   211,162    $   208,258
                                                     ===========    ===========    ===========    ===========    ===========

PRICELINE.COM INCORPORATED

GROSS BOOKINGS

                                                                                                                        1Q03 VS.
                                          1Q02            2Q02            3Q02            4Q02            1Q03           1Q02
                                      -------------   -------------   -------------   -------------   -------------   ------------
Merchant                              $ 302,563,553   $ 351,038,533   $ 271,921,795   $ 218,100,177   $ 226,738,785           -25%

Agency                                    4,250,791       3,744,496       3,385,312      10,227,969      20,777,964           389%
                                      -------------   -------------   -------------   -------------   -------------

     Total                            $ 306,814,344   $ 354,783,029   $ 275,307,107   $ 228,328,146   $ 247,516,749           -19%

GROSS BOOKINGS REPRESENT THE TOTAL VALUE OF TRAVEL BOOKED THROUGH THE PRICELINE.COM AND LOWESTFARE.COM SITES.

THE INFORMATION INCLUDED ABOVE IS FOR U.S. OPERATIONS ONLY.

PRICELINE.COM INCORPORATED

OFFER AND CUSTOMER ACTIVITY

                                                                                                                        1Q03 VS.
UNIQUE OFFERS:                             1Q02            2Q02            3Q02            4Q02            1Q03           1Q02
-------------                         -------------   -------------   -------------   -------------   -------------   ------------
New Customer Offers                         874,792         964,464         825,026         759,465         749,009           -14%
Repeat Customer Offers                    1,530,745       1,819,872       1,707,494       1,496,970       1,488,906            -3%
        Total Unique Offers               2,405,537       2,784,336       2,532,520       2,256,435       2,237,915            -7%

Repeat customer offers/                        63.6%           65.4%           67.4%           66.3%           66.5%
     total unique offers

CUSTOMERS
New Customers                               874,792         964,464         825,026         759,465         749,009           -14%

Cumulative Customers                     13,567,403      14,531,867      15,356,893      16,116,358      16,865,367            24%

THE INFORMATION INCLUDED ABOVE IS FOR U.S. OPERATIONS AND INCLUDES MERCHANT OPAQUE TRANSACTIONS ONLY.

PRICELINE.COM INCORPORATED

AIR

                                                                                                                        1Q03 VS.
                                           1Q02            2Q02            3Q02            4Q02            1Q03           1Q02
                                      -------------   -------------   -------------   -------------   -------------   ------------
Tickets Sold                                866,643         921,201         643,659         468,926         439,270           -49%

Net Unique Offers                         1,391,478       1,533,442       1,195,664       1,225,988       1,107,329           -20%
Offers Booked                               580,555         619,590         441,406         341,244         302,306           -48%
Bind Rate                                      41.7%           40.4%           36.9%           27.8%           27.3%

BIND RATE = OFFERS BOOKED/NET UNIQUE OFFERS

THE INFORMATION INCLUDED ABOVE IS FOR U.S. OPERATIONS, AND INCLUDES MERCHANT OPAQUE TRANSACTIONS ONLY.

PRICELINE.COM INCORPORATED

HOTELS

                                                                                                                        1Q03 VS.
                                           1Q02            2Q02            3Q02            4Q02            1Q03           1Q02
                                      -------------   -------------   -------------   -------------   -------------   ------------
Room Nights Sold                            909,107       1,089,586       1,144,988         961,124       1,229,887             35%

Net Unique Offers                           629,145         812,285         931,323         748,200         878,619             40%
Offers Booked                               417,306         499,065         539,899         463,434         578,867             39%
Bind Rate                                      66.3%           61.4%           58.0%           61.9%           65.9%

BIND RATE = OFFERS BOOKED/NET UNIQUE OFFERS

THE INFORMATION INCLUDED ABOVE IS FOR U.S. OPERATIONS, AND INCLUDES MERCHANT OPAQUE TRANSACTIONS ONLY.

PRICELINE.COM INCORPORATED

RENTAL CARS

                                                                                                                        1Q03 VS.
                                           1Q02            2Q02            3Q02            4Q02            1Q03           1Q02
                                      -------------   -------------   -------------   -------------   -------------   ------------
Days Sold                                   738,021         793,616         741,167         555,465         635,676           -14%

Net Unique Offers                           303,611         335,059         302,554         244,278         251,967           -17%
Offers Booked                               139,776         148,483         143,593         110,482         127,147            -9%
Bind Rate                                      46.0%           44.3%           47.5%           45.2%           50.5%

BIND RATE = OFFERS BOOKED/NET UNIQUE OFFERS

THE INFORMATION INCLUDED ABOVE IS FOR U.S. OPERATIONS, AND INCLUDES MERCHANT OPAQUE TRANSACTIONS ONLY.